UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 8, 2008
ASTA FUNDING, INC.

(Exact name of registrant as specified in its charter)
Delaware

(State or other jurisdiction of incorporation)

0-26906	22-3388607

(Commission File Number)	(IRS Employer Identification No.)

210 Sylvan Avenue, Englewood Cliffs, New Jersey	07632

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 201-567-5648
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below): N/A
☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements with Certain Officers
On January 8, 2008, Asta Funding, Inc. (the “Company”) announced the appointment of Cameron (Bill) Williams, 61, to the newly created position of Chief Operating Officer. In this new role, Mr. Williams’ responsibilities include outsourced servicing activities, the acquisition and sale of portfolios, and certain support functions — human resources, portfolio analysis, and process management. Prior to joining the Company, Mr. Williams spent 40 years in finance company operations. He spent the last eight years as the President and CEO of Popular, Inc.’s North American finance company, Popular Financial Holdings. Before his time with Popular, he was the Executive Vice President and Chief Operating Officer of BankAmerica’s consumer finance company, Security Pacific Financial Services Group. The contractual arrangement with Mr. Williams is in process and will be completed shortly. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
ITEM 8.01 Other Events
On January 8, 2008, the Company announced the promotion of Mary Curtin to the position of Senior Vice President. Ms. Curtin has spent the last seven years in the capacity of Vice President of Operations for the Company. In her new role she will now be involved in the review and acquisition of new portfolios, while continuing to oversee the internal collection activities, and the management of the associated supporting departments. Prior to joining the Company, Mary Curtin spent 10 years in analytical and operational capacities within the financial industry. A copy of the press release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.
In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibit

99.1	Press Release dated January 8, 2008 — Management Appointments

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ASTA FUNDING, INC.
Date: January 11, 2008	By:	/s/ Mitchell Cohen
Mitchell Cohen
Chief Financial Officer